Exhibit 99.1

News Release	CONTACT:
B. Grant Yarber
President and Chief Executive Officer
Phone: (919) 645-3494
FOR IMMEDIATE RELEASE	Email: gyarber@capitalbank-nc.com

Capital Bank Corporation Announces Record Earnings

RALEIGH, N.C. - January 31, 2006 - Capital Bank Corporation (Nasdaq: CBKN), the parent company of Capital Bank, today reported that its annual 2005 earnings were a record $6.7 million compared to $5.3 million for the year ended December 31, 2004. Fully diluted earnings per share were $.97 for the year ended December 31, 2005 compared to $.77 for 2004, a 26% increase over 2004’s results. For the fourth quarter of 2005, net income and fully diluted earnings per share were $1.8 million and $.26, respectively, compared to $1.4 million and $.20, respectively, for the fourth quarter of 2004. Total assets on December 31, 2005 were $960.9 million compared to $882.3 million at the end of 2004.

Commenting on the Company’s results, B. Grant Yarber, President and CEO, stated, “We are very proud of the results the Company achieved during 2005. Our continued earnings and asset growth signifies that our concentrated efforts around improving our deposit mix and core deposit growth are paying off. As our asset quality, net interest margin, and core deposits trend positively along with funding of increased loan commitments, we continue to be optimistic about the future of Capital Bank. In addition, we are proud to have closed the 1st State Bank transaction in Alamance County on January 3, 2006. After this transaction, we begin 2006 with $1.3 billion in assets and a strong and improving earnings stream.”

Net interest income increased by $3.2 million for the year ended December 31, 2005 to $29.3 million. The Company’s net interest margin, on a tax equivalent basis, continued to improve during the fourth quarter of 2005 with the net interest margin increasing 16 basis points to 3.73% from the third quarter of 2005. For the years ended December 31, 2005 and 2004, the net interest margin was 3.60% and 3.28%, respectively. The Company’s net interest margin, on a tax equivalent basis, increased during the fourth quarter despite market pressures that have resulted in margin compression within segments of the industry. The Company continues to concentrate on increasing its margin through core deposit growth and competitive loan pricing.

The provision for loan losses for the year ended December 31, 2005 was a credit of ($0.4 million) compared to $1.0 million for the same period in 2004. Net charge-offs for the year ended December 31, 2005 were $0.8 million or 0.12% of average loans compared to $1.6 million or 0.25% of average loans for the year ended December 31, 2004. The significant declines for

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P. O. Box 18949 • Raleigh, NC 27619-8949 • Phone (919) 645-6400 • Fax (919) 645-6353 • www.capitalbank-nc.com the year in the provision expense and net charge-offs are the result of continuing improvements in the overall credit quality of the Company’s commercial loan portfolio. Nonperforming loans were $8.1 million at December 31, 2005 compared to $8.2 million at the end of 2004. Total past due loans were $7.0 million or 1.07% of total loans at December 31, 2005 compared to $11.6 million or 1.76% of total loans at the end of 2004. The allowance for loan losses at December 31, 2005 was 1.43% of total loans and 119% of nonperforming loans compared to 1.64% of total loans and 131% of nonperforming loans at December 31, 2004. The provision for loan losses for the quarter ended December 31, 2005 was $38,000 compared to $357,000 for the fourth quarter of 2004, again reflecting the positive trend in overall credit quality in the loan portfolio.

The Company’s non-interest income for the year ended December 31, 2005 declined $0.2 million compared to the same period in 2004, largely due to two non-recurring transactions in 2004 related to branch and mortgage portfolio sales that resulted in a pre-tax gain of $0.8 million. Mortgage banking revenues increased $0.4 million to $1.7 million in 2005 compared to 2004 as a result of higher loan volume. Non-interest income for the fourth quarter of 2005 was $2.0 million compared to $1.5 million in the fourth quarter of 2004 primarily due to a $0.3 million gain on the sale of a real estate parcel.

Non-interest expense was $26.5 million for the year ended December 31, 2005, an increase of $2.7 million compared to the same period in 2004. The increase in expense from 2004 levels is primarily due to higher compensation and benefit costs associated with the Company’s growth and an increase in directors’ fees as a result of revisions to the existing deferred compensation plan and implementation of a new supplemental retirement plan. Non-interest expense in the fourth quarter of 2005 was $7.2 million compared to $5.9 million in the fourth quarter of 2004, due primarily to higher compensation costs and directors’ fees offset by lower professional fees.

Total consolidated assets on December 31, 2005 were $960.9 million compared to $882.3 million at the end of 2004. The overall loan portfolio increased by $14.1 million, primarily due to $23.3 million of growth in commercial loans offset by an $8.6 million decrease in consumer loans. Loans outstanding during the fourth quarter of 2005 increased by $22.5 million with commercial loans and home equity lines increasing by $30.0 million and $3.1 million, respectively, and consumer and mortgage loans each decreasing by $5.2 million, respectively.

Total deposit growth, excluding brokered deposits of $6.9 million and $20.3 million at December 31, 2005 and 2004, respectively, for the year ended December 31, 2005 exceeded $56 million. Demand (non-interest bearing) deposits, money market and savings accounts increased from $259.1 million at December 31, 2004 to $314.9 million at December 31, 2005. Time deposits, excluding brokered deposits, were $376.7 million at December 31, 2005 compared to $375.6 million at the end of 2004. Total deposits decreased by $4.7 million during the fourth quarter, primarily due to a $3.0 million decrease in demand deposit accounts. The Company’s shareholders’ equity increased by $1.2 million during the quarter to $83.5 million. The Company continues to be well capitalized under regulatory capital guidelines.

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Capital Bank Corporation, headquartered in Raleigh, N.C., with approximately $1.3 billion in total assets, offers a broad range of financial services. Capital Bank operates 25 banking offices in Asheville (3), Burlington (4), Cary, Graham (2), Greensboro, Hickory, Mebane, Morrisville, Oxford, Pittsboro, Raleigh (4), Sanford (3), Siler City and Wake Forest. The Company’s website is http://www.capitalbank-nc.com.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

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Capital Bank Corporation
Summary of Operations

	Three Months	Three Months	Year	Year
	Ended	Ended	Ended	Ended
(In thousands except per share data)	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Interest income	$13,967	$11,201	$50,749	$42,391
Interest expense	6,172	4,256	21,459	16,257
Net interest income	7,795	6,945	29,290	26,134
Provision (credit) for loan losses	38	357	(396)	1,038
Net interest income after provision (credit) for loan losses	7,757	6,588	29,686	25,096
Non-interest income	2,022	1,480	6,731	6,905
Non-interest expense	7,171	5,938	26,454	23,824
Income before taxes	2,608	2,130	9,963	8,177
Income tax expense	801	740	3,264	2,866
Net income	$1,807	$1,390	$6,699	$5,311

Income per share - basic	$0.26	$0.21	$0.99	$0.79
Income per share - fully diluted	$0.26	$0.20	$0.97	$0.77
Weighted average shares outstanding:
Basic	6,875	6,729	6,791	6,713
Fully diluted	6,962	6,886	6,920	6,886

End of Period Balances

	2005				2004
(In thousands except per share data)	December 31	September 30	June 30	March 31	December 31
Total Assets	$960,907	$927,077	$917,392	$887,312	$882,294
Investment securities	161,601	161,389	161,822	159,966	160,580
Loans (gross) *	668,982	646,448	648,765	647,922	654,867
Allowance for loan losses	9,592	9,844	10,075	10,372	10,721
Total earning assets	843,943	847,296	840,607	812,868	816,422
Deposits	698,480	703,183	689,997	662,178	654,976
Shareholders' equity	83,492	82,268	79,499	76,965	77,738

Book value per share	12.18	12.11	12.00	11.72	11.76
Tangible book value per share	10.31	10.21	10.04	9.74	9.78

Average Balances

	2005				2004
(In thousands)	December 31	September 30	June 30	March 31	December 31
Total assets	932,332	922,142	897,178	879,912	883,483
Investments (at amortized cost)	160,928	162,282	160,955	157,963	156,018
Loans (gross) *	653,475	637,743	648,269	652,429	658,518
Total earning assets	846,780	843,992	826,361	812,963	819,867
Deposits	696,335	697,311	671,307	647,787	651,301
Shareholders' equity	83,380	81,606	78,706	78,476	78,468

* Includes loans held for sale.

Capital Bank Corporation
Quarterly Results

	2005				2004
(In thousands except per share data)	December 31	September 30	June 30	March 31	December 31
Interest income	$13,967	$13,078	$12,248	$11,456	$11,201
Interest expense	6,172	5,649	5,088	4,550	4,256
Net interest income	7,795	7,429	7,160	6,906	6,945
Provision (credit) for loan losses	38	(28)	(156)	(250)	357
Net interest income after provision	7,757	7,457	7,316	7,156	6,588
Non-interest income	2,022	1,790	1,579	1,340	1,480
Non-interest expense	7,171	6,644	6,489	6,150	5,938
Income before taxes	2,608	2,603	2,406	2,346	2,130
Income tax expense	801	869	803	791	740
Net income	$1,807	$1,734	$1,603	$1,555	$1,390

Income per share - basic	$0.26	$0.26	$0.24	$0.23	$0.21
Income per share - fully diluted	$0.26	$0.25	$0.23	$0.22	$0.20
Weighted average shares outstanding:
Basic	6,875	6,801	6,731	6,755	6,729
Fully diluted	6,962	6,904	6,871	6,942	6,886

Quarterly Net Interest Margin *

	2005				2004
	December 31	September 30	June 30	March 31	December 31
Yield on earning assets	6.62%	6.22%	6.02%	5.80%	5.51%
Cost of interest bearing liabilities	3.26%	2.97%	2.76%	2.53%	2.31%
Net interest spread	3.36%	3.25%	3.26%	3.27%	3.20%
Net interest margin	3.73%	3.57%	3.55%	3.53%	3.45%

* Annualized and on a fully taxable equivalent basis

Nonperforming Assets

	2005				2004
(In thousands)	December 31	September 30	June 30	March 31	December 31
Commercial and
commercial real estate	$5,040	$3,915	$6,094	$5,797	$3,964
Consumer	176	239	218	195	312
Equity lines	497	592	427	323	415
Construction	737	1,302	1,674	2,374	1,622
Mortgage	1,628	1,711	2,014	1,880	1,898
Total nonperforming loans	8,078	7,759	10,427	10,569	8,211
Other real estate owned	771	1,608	1,508	431	418
Total nonperforming assets	$8,849	$9,367	$11,935	$11,000	$8,629

Nonperforming assets include loans that are 90 days or more past due or in nonaccrual status and other real estate owned

Key Ratios

	2005				2004
(Dollars in thousands)	December 31	September 30	June 30	March 31	December 31
Past due loans	7,008	10,089	9,576	14,623	11,609
Past due loans as a percent of
total loans	1.07%	1.58%	1.48%	2.24%	1.76%

Net charge-offs	433	117	138	99	647
Net charge-offs as a percent of
average loans (annualized)	0.27%	0.07%	0.09%	0.06%	0.39%
Allowance for loan losses as a
percent of total loans **	1.43%	1.52%	1.55%	1.60%	1.64%
Nonperforming assets as a percent of
total assets	0.92%	1.01%	1.30%	1.24%	0.98%
Allowance for loan losses as a
percent of nonperforming loans **	119%	127%	97%	98%	131%

**	Effective December 31, 2004, the reserve for off balance sheet credit risk was reclassified from the allowance for loan losses to other liabilities.
Prior period balances and ratios involving the allowance for loan losses have not been restated. The reserve reclassified was $311,000 at that time.

CAPITAL BANK CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
December 31, 2005 and December 31, 2004

	December 31,	December 31,
ASSETS	2005	2004	$ Change	% Change
(In thousands)	(Unaudited)
Cash and due from banks:
Interest-earning	$4,603	$971	$3,632	374%
Non-interest-earning	30,544	22,036	8,508	39%
Cash held in escrow	33,185	-	33,185	100%
Federal funds sold and short term investments	8,757	4	8,753	NM
Investment securities - available for sale, at fair value	149,267	147,244	2,023	1%
Investment securities - held to maturity, at amortized cost	12,334	13,336	(1,002)	-8%
Loans-net of unearned income and deferred fees	668,982	654,867	14,115	2%
Allowance for loan losses	(9,592)	(10,721)	1,129	-11%
Net loans	659,390	644,146	15,244	2%
Premises and equipment, net	14,868	15,608	(740)	-5%
Bank owned life insurance	19,857	13,500	6,357	47%
Deposit premium and goodwill, net	12,853	13,065	(212)	-2%
Deferred tax assets	6,305	5,985	320	5%
Other assets	8,944	6,399	2,545	40%

Total assets	$960,907	$882,294	$78,613	9%

LIABILITIES
Deposits:
Demand, non-interest bearing	$77,847	$65,673	$12,174	19%
Savings, money market accounts and interest checking	237,005	193,435	43,570	23%
Time deposits	383,628	395,868	(12,240)	-3%
Total deposits	698,480	654,976	43,504	7%
Repurchase agreements and federal funds purchased	14,514	16,755	(2,241)	-13%
Borrowings	93,173	102,320	(9,147)	-9%
Short-term debt	30,000	-	30,000	100%
Subordinated debentures	30,930	20,620	10,310	50%
Other liabilities	10,318	9,885	433	4%
Total liabilities	877,415	804,556	72,859	9%

STOCKHOLDERS' EQUITY
Common stock, no par value; 20,000,000 shares authorized;
6,852,156 and 6,612,787 issued and outstanding as of
2005 and 2004, respectively	70,985	68,341	2,644	4%
Retained earnings	14,179	9,092	5,087	56%
Accumulated other comprehensive income	(1,672)	305	(1,977)	-648%
Total stockholders' equity	83,492	77,738	5,754	7%
Total liabilities and stockholders' equity	$960,907	$882,294	$78,613	9%

CAPITAL BANK CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Twelve Months Ended December 31, 2005 and 2004
	2005	2004	$ Change	% Change
(In thousands except per share data)	(Unaudited)
Interest income:
Loans and loan fees	$43,047	$35,704	$7,343	21%
Investment securities	6,900	6,531	369	6%
Federal funds and other interest income	802	156	646	414%
Total interest income	50,749	42,391	8,358	20%

Interest expense:
Deposits	15,577	11,782	3,795	32%
Borrowings and repurchase agreements	5,882	4,475	1,407	31%
Total interest expense	21,459	16,257	5,202	32%
Net interest income	29,290	26,134	3,156	12%
Provision (credit) for loan losses	(396)	1,038	(1,434)	-138%
Net interest income after provision (credit) for loan losses	29,686	25,096	4,590	18%

Noninterest income:
Deposit service charges and other fees	2,862	2,948	(86)	-3%
Mortgage banking revenues	1,733	1,288	445	35%
Net gain on sale of securities	7	18	(11)	-61%
Bank owned life insurance	546	266	280	105%
Other noninterest income	1,583	2,385	(802)	-34%
Total noninterest income	6,731	6,905	(174)	-3%

Noninterest expenses:
Salaries and employee benefits	13,999	12,125	1,874	15%
Occupancy	2,565	2,366	199	8%
Furniture and equipment	1,468	1,683	(215)	-13%
Data processing	1,263	1,130	133	12%
Advertising	876	869	7	1%
Amortization of deposit premiums	212	247	(35)	-14%
Professional fees	867	989	(122)	-12%
Telecommunications	592	542	50	9%
Other expenses	4,612	3,873	739	19%
Total noninterest expenses	26,454	23,824	2,630	11%
Net income before tax expense	9,963	8,177	1,786	22%
Income tax expense	3,264	2,866	398	14%

Net income	$6,699	$5,311	$1,388	26%

Earnings per share - basic	$0.99	$0.79	$0.20	25%
Earnings per share - diluted	$0.97	$0.77	$0.20	26%

Weighted Average Shares:
Basic	6,790,846	6,712,502	78,344	1%
Fully Diluted	6,920,388	6,885,700	34,688	1%

CAPITAL BANK CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended December 31, 2005 and 2004
	2005	2004	$ Change	% Change
(In thousands except per share data)	(Unaudited)
Interest income:
Loans and loan fees	$11,907	$9,499	$2,408	25%
Investment securities	1,756	1,664	92	6%
Federal funds and other interest income	304	38	266	700%
Total interest income	13,967	11,201	2,766	25%

Interest expense:
Deposits	4,562	3,036	1,526	50%
Borrowings and repurchase agreements	1,610	1,220	390	32%
Total interest expense	6,172	4,256	1,916	45%
Net interest income	7,795	6,945	850	12%
Provision (credit) for loan losses	38	357	(319)	-89%
Net interest income after provision (credit) for loan losses	7,757	6,588	1,169	18%

Noninterest income:
Service charges and other fees	720	698	22	3%
Mortgage banking revenues	521	281	240	85%
Net gain on sale of securities	-	4	(4)	-100%
Bank owned life insurance	161	70	91	130%
Other noninterest income	620	427	193	45%
Total noninterest income	2,022	1,480	542	37%

Noninterest expenses:
Salaries and employee benefits	3,835	3,092	743	24%
Occupancy	659	588	71	12%
Furniture and equipment	375	397	(22)	-6%
Data processing	333	295	38	13%
Advertising	280	219	61	28%
Amortization of deposit premiums	52	60	(8)	-13%
Professional fees	128	338	(210)	-62%
Telecommunications	164	155	9	6%
Other expenses	1,345	794	551	69%
Total noninterest expenses	7,171	5,938	1,233	21%
Net income before tax expense	2,608	2,130	478	22%
Income tax expense	801	740	61	8%

Net income	$1,807	$1,390	$417	30%

Earnings per share - basic	$0.26	$0.21	$0.05	24%
Earnings per share - diluted	$0.26	$0.20	$0.06	30%

Weighted Average Shares Used for EPS
Basic	6,874,721	6,728,527	146,194	2%
Fully Diluted	6,962,340	6,886,173	76,167	1%